The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-253710
SUBJECT TO COMPLETION, DATED MARCH 1, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(to the Prospectus dated March 1, 2021)
10,750,000 Shares
COMMON STOCK

An affiliate of investment funds managed by TDR Capital LLP (“TDR Capital”) identified in this prospectus supplement (the “selling stockholder”) is offering 10,750,000 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), under this prospectus supplement. The selling stockholder has granted the underwriter the option to purchase up to 1,612,500 additional shares of Common Stock at the public offering price less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement. We are not selling any shares of Common Stock under this prospectus supplement and will not receive any proceeds from the sale of the Shares by the selling stockholder.
Subject to certain conditions, we have agreed to repurchase directly from the selling stockholder 2,750,000 shares of our Common Stock held by the selling stockholder as part of our existing stock repurchase program (the “Stock Repurchase”). The price per share to be paid by us in the Stock Repurchase will equal the price at which the underwriter will purchase the Shares from the selling stockholder in this offering. The completion of the Stock Repurchase is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase. See “Summary — Recent Developments,” beginning on page S-6 of this prospectus supplement.
Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WSC.” On February 26, 2021, the last reported sale price of the shares of our Common Stock as reported on Nasdaq was $27.73 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 5 of the accompanying prospectus to read about factors you should consider before investing in our Common Stock. You should also consider the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2020 to read about risks you should consider before investing in our Common Stock.
	Per Share	Total(3)
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholder(2)	$	$

(1)
We have agreed to pay certain expenses in connection with this offering. The selling stockholder will pay brokerage expenses, fees, and discounts, if any, in connection with this offering. See “Underwriting” beginning on page S-15 of this prospectus supplement for additional information.

(2)
We will not receive any proceeds from the sale of the Shares by the selling stockholder.

(3)
Assumes no exercise of the underwriter’s option to purchase additional shares of Common Stock as described above.

None of the Securities and Exchange Commission (the “Commission”), any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the Shares on or about March   , 2021.
MORGAN STANLEY
Prospectus Supplement dated March   , 2021

Prospectus Supplement

None of the Company, the selling stockholder or the underwriter has authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus or information to which we have referred you. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. None of the Company, the selling stockholder or the underwriter has made an offer to sell the Shares in any jurisdiction where the offer to sell is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
For investors outside of the United States, none of the Company, the selling stockholder nor the underwriter has done anything that would permit the offering, possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus supplement outside of the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which the selling stockholder is offering and selling the Shares, including the name of the selling stockholder. The second part is the accompanying prospectus dated March 1, 2021, which contains and incorporates by reference important business and financial information about us, our Common Stock, and other general information that may not apply to this offering. The accompanying prospectus also incorporates by reference documents that are described under “Information Incorporated by Reference” beginning on page S-26 of this prospectus supplement. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein, the information contained in the most recently dated document shall control.
Before you invest in our Common Stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus.
As used in this prospectus supplement, the terms “we,” “us,” “our” and the “Company” refer to WillScot Mobile Mini Holdings Corp., a Delaware corporation, and its consolidated subsidiaries unless otherwise expressly stated or the context otherwise requires.
We use various trademarks and tradenames in our business, including “WillScot Mobile Mini” and our corporate logo. All other trademarks or trade names referred to in this prospectus supplement or the accompanying base prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement or the accompanying base prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall,” “outlook,” “guidance” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature and relate to expectations for future financial performance or business strategies or objectives.
Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions, we can give no assurance that any such forward-looking statement will materialize.
Important factors that may affect actual results or outcomes include, among others:
•
our ability to successfully acquire and integrate new operations, including Mobile Mini and our conversion to its enterprise resource planning system, and to realize anticipated synergies from the Merger with Mobile Mini (as defined below in “Summary — Recent Developments”);

•
operational, economic, political and regulatory risks;

•
the effect of global or local economic conditions in the industries and markets in which the Company operates and any changes therein, including financial market conditions and levels of end market demand;

•
the impact of the global pandemic related to COVID-19, including the financial condition of the Company’s customers and suppliers and employee health and safety;

•
risks associated with cybersecurity and IT systems disruptions, including our ability to manage the business in the event a disaster shuts down our management information systems;

•
effective management of our rental equipment;

•
trade policies and changes in trade policies, including the imposition of tariffs, their enforcement and downstream consequences;

•
our ability to effectively compete in the modular space, portable storage and tank and pump industries;

•
our ability to effectively manage our credit risk, collect on our accounts receivable, and recover our rental equipment;

•
our ability to effectively launch operations into new geographic markets and/or add other business unit operations in existing markets;

•
the effect of changes in state building codes on our ability to remarket our buildings;

•
foreign currency exchange rate exposure;

•
fluctuations in interest rates and commodity prices;

•
significant increases in raw material and labor costs;

•
fluctuations in fuel costs or oil prices, a reduction in fuel supplies, or a sustained decline in oil prices;

•
our reliance on third party manufacturers and suppliers;

•
risks associated with labor relations, labor costs and labor disruptions;

•
failure to retain key personnel;

•
impairment of our goodwill, intangible assets and indefinite-life intangible assets;

•
our ability to use our net operating loss carryforwards and other tax attributes;

•
our ability to recognize deferred tax assets such as those related to our tax loss carryforwards and, as a result, utilize future tax savings;

•
unanticipated changes in our tax obligations, the adoption of a new tax legislation, or exposure to additional income tax liabilities;

•
various laws and regulations, including those governing government contracts, corruption and the environment;

•
changes in the competitive environment of our customer base as a result of the global, national or local economic climate in which they operate and/or economic or financial disruptions to their industry;

•
risks associated with operational measures designed to increase revenue while continuing to control operating costs;

•
our ability to adequately protect our intellectual property and other proprietary rights that are material to our business;

•
natural disasters and other business disruptions such as pandemics, fires, floods, hurricanes, earthquakes and terrorism;

•
property, casualty or other losses not covered by our insurance;

•
our ability to redeploy our units effectively should a significant number of our leased units be returned during a short period of time;

•
our ability to close our unit sales transactions;

•
our ability to maintain an effective system of internal controls and accurately report our financial results;

•
public company requirements that may strain our resources and divert management’s attention;

•
our ability to manage growth and execute our business plan;

•
changes in the supply and price of new and used products we lease;

•
unanticipated threats including market entry by a new competitor;

•
rising costs adversely affecting our profitability; and

•
other risks described in “Risk Factors” beginning on page S-9 of this prospectus supplement and page 6 of the accompanying prospectus, and in the section entitled “Risk Factors” beginning on page 17 of our most recent Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Any forward-looking statement speaks only at the date which it is made, and we undertake no obligation, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY
This summary highlights the more detailed information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of this offering, you should read this entire prospectus supplement and accompanying prospectus carefully, including the documents incorporated by reference herein, before making an investment decision. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and “Cautionary Note Regarding Forward-Looking Statements” in the accompanying prospectus for more information.
Company Overview
Headquartered in Phoenix, Arizona, we are a market leader in the North America specialty rental services industry. We provide innovative turnkey modular space and portable storage solutions to diverse end markets utilizing a network of approximately 275 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.
With roots dating back more than 60 years, we lease modular space and portable storage units to customers in the commercial and industrial, construction, education, energy and natural resources, government, and other end markets. We offer our customers an extensive section of “Ready to Work” solutions. In addition to our Ready to Work solutions, we offer value-added products and services, such as the rental of steps, ramps, and furniture packages, damage waivers, and other amenities to improve the overall customer experience. These turnkey solutions offer customers flexible, low-cost, and timely solutions to meet their space needs on an outsourced basis.
On July 1, 2020, WillScot Corporation (“WillScot”) combined with Mobile Mini, Inc. (“Mobile Mini”) in a stock-for-stock merger with WillScot as the surviving company (the “Merger”) and WillScot changed its name to WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini”). WillScot Mobile Mini is the holding company for the Williams Scotsman and Mobile Mini family of companies. Immediately following the Merger, WillScot Mobile Mini filed an amended and restated certificate of incorporation, which reclassified all outstanding shares of WillScot Class A common stock and converted such shares into shares of common stock, par value $0.0001 per share, of WillScot Mobile Mini. The WillScot Class A common stock was listed on Nasdaq up until the Merger, and the WillScot Mobile Mini Common Stock has been listed on Nasdaq since the Merger.
As a result of the Merger, the Company operates in four reportable segments as follows: North America Modular Solutions, North America Storage Solutions, United Kingdom Storage Solutions, and Tank and Pump Solutions. The North America Modular Solutions segment (comprised of WillScot’s two reportable segments prior to the Merger, US Modular and Other North America Modular) aligns with the WillScot legacy business prior to the Merger, and the North America Storage Solutions, United Kingdom Storage Solutions, and Tank and Pump Solutions segments align with the Mobile Mini segments prior to the Merger.
Our principal executive offices are located at 4646 E Van Buren Street, Suite 400, Phoenix, Arizona 85008 and our phone number is (480) 894-6311. Our website address is www.willscotmobilemini.com. The information on our website, or any other website that is referred to in this prospectus supplement, does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
Recent Developments
We regularly evaluate alternatives to deliver value to our stockholders and optimize our capital structure, including alternatives that utilize our existing stock repurchase program.
In a privately negotiated transaction, we entered into a stock repurchase agreement, dated February 28, 2021, with the selling stockholder pursuant to which we have agreed to repurchase directly from the selling stockholder 2,750,000 shares of our Common Stock held by the selling stockholder as part of our existing stock repurchase program. The price per share to be paid by us in the Stock Repurchase will equal the price at which the underwriter will purchase the Shares from the selling stockholder in this offering. The completion of the Stock Repurchase is subject to certain conditions and is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase.
The terms and conditions of the Stock Repurchase were reviewed and approved by the Related Party Transactions Committee of our Board of Directors, which is comprised solely of independent directors. We expect to fund the Stock Repurchase with borrowings under our credit facility. Any shares of our Common Stock that we will repurchase in the Stock Repurchase will be retired and thereafter will be authorized and unissued shares.
10,750,000 shares of our Common Stock are being offered hereby, and the closing of the Stock Repurchase is expected to occur concurrently with the closing of this offering. Following the completion of this offering and the Stock Repurchase, 226,296,278 shares of our Common Stock will be outstanding. In addition, following the completion of this offering and the Stock Repurchase, the selling stockholder will own 48,650,558 shares of our Common Stock. The Stock Repurchase will lower our fully diluted share count by approximately 2.75 million shares and add flexibility to our capital structure.

THE OFFERING
The summary below describes the principal terms of this offering. A more detailed description of our Common Stock is contained in the “Description of Securities” section in the accompanying prospectus and the “Description of Capital Stock of the Combined Company” section included in our Registration Statement on Form S-4 (Registration No. 333-237746) filed with the Commission on April 17, 2020, as amended on May 1, 2020, declared effective by the Commission on May 5, 2020 and incorporated by reference herein.
Registrant:	WillScot Mobile Mini Holdings Corp.
Common Stock offered by the selling stockholder:	10,750,000 shares of Common Stock, assuming no exercise by the underwriter of its option to purchase an additional 1,612,500 shares of Common Stock from the selling stockholder.
Concurrent Stock Repurchase:	Subject to certain conditions, we have agreed to repurchase directly from the selling stockholder 2,750,000 shares of our Common Stock held by the selling stockholder as part of our existing stock repurchase program. The price per share to be paid by us in the Stock Repurchase will equal the price at which the underwriter will purchase the Shares from the selling stockholder in this offering. The completion of the Stock Repurchase is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase. See “Summary — Recent Developments.”
Common Stock outstanding after giving effect to this offering and the Stock Repurchase:	226,296,278 shares of Common Stock.
Use of proceeds:	The selling stockholder will receive all of the proceeds from the sale of the Shares offered under this prospectus supplement. We are not selling any shares of Common Stock under this prospectus supplement and will not receive any proceeds from the sale of the Shares in this offering.
Listing:	Our Common Stock is listed on Nasdaq under the symbol “WSC.”
U.S. federal income tax consequences:	For the U.S. federal income tax consequences of the holding and disposition of shares of our Common Stock, see “U.S. Federal Income Tax Considerations for Non-U.S. Holders.”
Risk factors	Investing in our Common Stock involves risks. You should carefully consider the information under “Risk Factors” elsewhere in this prospectus supplement and the accompanying prospectus, and in the section entitled “Risk Factors” beginning on page 17 of our most recent Annual Report on Form 10-K for the year ended December 31, 2020, which are incorporated by reference into this prospectus supplement, before investing in our Common Stock.
The number of shares of our Common Stock outstanding after this offering is based on the number of shares of Common Stock outstanding on February 26, 2021 and does not include shares of Common Stock reserved for issuance upon the exercise of options granted or available under our equity compensation plans.
As of February 26, 2021, there were approximately 45 record holders of our Common Stock. This figure does not reflect the beneficial ownership of shares held in nominee name.
All information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase up to an additional 1,612,500 shares of Common Stock from the selling stockholder.

RISK FACTORS
Investing in our Common Stock involves risks. Before you make a decision to invest in our Common Stock, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein, in the accompanying prospectus and in the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our Common Stock could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to the Offering
Because a majority of the outstanding shares of our Common Stock are or will be, and the Shares of our Common Stock sold in this offering will be, freely tradable without restriction or further registration under the Securities Act, sales of a substantial number of shares of our Common Stock in the public market in and following this offering could cause the market price of our Common Stock to decline.
Sales of a substantial number of shares of our Common Stock in the public market in and following this offering could cause the market price of our Common Stock to decline. All of the Shares of Common Stock to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act. As a result, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares to sell such shares in increments over time to mitigate any adverse impact of the sales on the market price of our Common Stock
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.
The historical market price of our Common Stock has been volatile and the market price of our Common Stock may continue to be volatile and the value of your investment may decline.
The historical market price of our Common Stock has been volatile and the market price of our Common Stock may continue to be volatile moving forward. Volatility may cause wide fluctuations in the price of our Common Stock on Nasdaq. The market price of our Common Stock is likely to be affected by:
•
changes in general conditions in the economy, geopolitical events or the financial markets;

•
variations in our quarterly operating results;

•
changes in financial estimates by securities analysts;

•
our share repurchase or dividend policies;

•
other developments affecting us, our industry, customers or competitors;

•
changes in demand for our products or the prices we charge due to changes in economic conditions, competition or other factors;

•
general economic conditions in the markets where we operate;

•
the cyclical nature of our customers’ businesses and certain end markets that we service;

•
rental rate changes in response to competitive factors;

•
bankruptcy or insolvency of our customers, thereby reducing demand for our used units;

•
seasonal rental patterns;

•
acquisitions or divestitures and related costs;

•
labor shortages, work stoppages or other labor difficulties;

•
possible unrecorded liabilities of acquired companies;

•
possible write-offs or exceptional charges due to changes in applicable accounting standards, goodwill impairment, or divestiture or impairment of assets;

•
the operating and stock price performance of companies that investors deem comparable to us;

•
the number of shares available for resale in the public markets under applicable securities laws; and

•
the composition of our shareholder base.

Risks Related to our Business
Our largest stockholder may have the ability to influence our business and matters requiring approval by our stockholders.
Sapphire Holding S.à.r.l. (“Sapphire Holding”), which is controlled by TDR Capital, beneficially owns approximately 27% of the issued and outstanding shares of our Common Stock (including unexercised warrants to purchase 2,425,000 additional shares of our Common Stock). After the completion of this offering and the Stock Repurchase, Sapphire Holding will beneficially own approximately 22% of the issued and outstanding shares of our Common Stock. Pursuant to a stockholders agreement entered into on July 1, 2020, by and among us and TDR Capital and certain of its affiliates, including Sapphire Holding, TDR Capital has the right to nominate two directors to our Board of Directors, for so long as TDR Capital beneficially owns at least 15% of our Common Stock and one director for so long as TDR Capital beneficially owns at least 5% of our Common Stock. Two directors nominated by Sapphire Holding currently serve on our Board of Directors. Sapphire Holding may have the ability to influence matters requiring approval by our stockholders, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, any proposed merger, consolidation or sale of all or substantially all of our assets and certain other corporate transactions. Sapphire Holding may have interests that are different from those of other stockholders.
In August 2018, Sapphire Holding pledged all of the shares of WillScot’s Class A Common Stock that it owned as security for a margin loan under which Sapphire Holding borrowed $125.0 million (the “Margin Loan”). The Margin Loan was scheduled to mature on August 23, 2020. On August 21, 2020, Sapphire Holding entered into an amended and restated margin loan agreement which, among other things, extends the maturity date of the Margin Loan to August 29, 2022. As of December 31, 2020, 59,725,558 shares of Common Stock are pledged to secure repayment of amounts outstanding under the Margin Loan. 13,500,000 shares of our Common Stock are expected to be released from such pledge in connection with the completion of this offering and the Stock Repurchase. An event of default under the Margin Loan could result in a foreclosure on the pledged securities and the sale by the lender of the pledged securities in the open market, which could cause the market price of our Common Stock to decline. Such an event could also result in another stockholder beneficially owning a significant amount of our Common Stock. There can be no assurance that Sapphire Holding will be able to extend, repay or refinance the loan on terms acceptable to it or at all.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Shares by the selling stockholder.

CAPITALIZATION
The following table sets forth our cash and cash equivalents, total debt and capitalization at December 31, 2020:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering and the Stock Repurchase.

The following data are qualified in their entirety by our financial statements and the related notes and other information incorporated by reference into this prospectus supplement and the accompanying prospectus. This table should be read in connection with our consolidated financial statements and related notes thereto which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.
	As of December 31, 2020
(in thousands)	Actual	As Adjusted (unaudited)
Cash and Cash Equivalents	$24,937	$24,937
Debt:
ABL Credit Facility(1)	$1,304,612	$1,381,870
Secured Notes due 2025	650,000	650,000
Secured Notes due 2028	500,000	500,000
Other Financing Obligations	77,874	77,874
Deferred Financing Fees	(62,156)	(62,156)
Total Debt	2,470,330	2,547,588
Equity:
Common Stock	23	23
Additional Paid in Capital	3,797,168	3,720,910
Accumulated Other Comprehensive Loss	(37,207)	(37,207)
Accumulated Deficit	(1,618,707)	(1,619,707)
Total Shareholder’s Equity	2,141,277	2,064,019
Total Capitalization	$4,611,607	$4,611,607

(1)
The Stock Repurchase and the expenses of this offering will be funded by borrowings under our ABL Credit Facility. The As Adjusted column reflects the Stock Repurchase by WillScot Mobile Mini of 2,750,000 shares of Common Stock assuming a per share price of $27.73, the closing price of our Common Stock on February 26, 2021, and the payment of $1,000,000 in expenses.

SELLING STOCKHOLDER
The following table and accompanying footnotes set forth, as of February 26, 2021, the following information regarding the selling stockholder:
•
the number and percentage of total outstanding shares of our Common Stock beneficially owned by the selling stockholder prior to this offering, without giving effect to the Stock Repurchase;

•
the number of Shares to be offered by the selling stockholder in this offering; and

•
the number and percentage of total outstanding shares of our Common Stock to be beneficially owned by the selling stockholder after completion of this offering.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.
The selling stockholder shown in the table below has furnished information with respect to beneficial ownership. We believe, based on the information furnished to us, that the selling stockholder has sole voting and investment power with respect to all shares of Common Stock that it beneficially owns. Unless otherwise described below, to our knowledge, the selling stockholder has not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement. In addition, except as otherwise described below, based on the information provided to us by the selling stockholder, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.
Percentage ownership prior to the offering is based on 229,046,278 shares of our Common Stock outstanding as of February 26, 2021. In calculating percentages of shares of Common Stock owned by the selling stockholder, we treated as outstanding the number of shares of Common Stock issuable upon exercise of the warrants held by the selling stockholder and did not assume exercise of any other holder's warrants.
	Common Stock
	Shares beneficially owned before this offering		Shares beneficially owned after this offering(1)		Number of Shares offered hereby
	(Number)	(%)	(Number)	(%)
Selling Stockholder:
Sapphire Holding S.à r.l.(2)	62,150,558	27.1	48,650,558	21.5	10,750,000

(1)
Gives effect to the Stock Repurchase described in “Summary — Recent Developments.”

(2)
The business address of Sapphire Holding is 20, rue Eugène Ruppert, Luxembourg L-2453. As sole shareholder of Sapphire, TDR Capital II Holdings L.P. may be deemed the beneficial owner of the shares of Common Stock held by Sapphire Holding. As sole shareholder of Sapphire, TDR Capital II Holdings L.P. may be deemed the beneficial owner of the shares of Common Stock held by Sapphire Holding. As manager of TDR Capital II Holdings L.P., TDR Capital LLP may be deemed the beneficial owner of the shares of Common Stock held by Sapphire. As founding partners of TDR Capital LLP, Majit Dale and Stephen Robertson may be deemed the beneficial owner of the shares of Common Stock held by Sapphire Holding.

We will not receive any proceeds from the sale of the Shares by the selling stockholder in this offering.
Relationships with Selling Stockholder
Without giving effect to this offering or to the Stock Repurchase, as of February 26, 2021, the selling stockholder beneficially owned approximately 27% of the issued and outstanding shares of our Common

Stock (including unexercised warrants to purchase 2,425,000 additional shares of our Common Stock). Pursuant to a stockholders agreement entered into on July 1, 2020, by and among us and TDR Capital and certain of its affiliates, including the selling stockholder, TDR Capital has the right to nominate two directors to our Board of Directors, for so long as TDR Capital beneficially owns at least 15% of our Common Stock and one director for so long as TDR Capital beneficially owns at least 5% of our Common Stock. Two directors nominated by the selling stockholder currently serve on our Board of Directors.
In August 2018, the selling stockholder pledged all of the shares of WillScot’s Class A Common Stock that it owned as security for a margin loan under which the selling stockholder borrowed $125.0 million. The Margin Loan was scheduled to mature on August 23, 2020. On August 21, 2020, the selling stockholder entered into an amended and restated margin loan agreement which, among other things, extends the maturity date of the Margin Loan to August 29, 2022. As of December 31, 2020, 59,725,558 shares of Common Stock are pledged to secure repayment of amounts outstanding under the Margin Loan. 13,500,000 shares of our Common Stock are expected to be released from such pledge in connection with the completion of this offering and the Stock Repurchase.

UNDERWRITING
The selling stockholder is offering the Shares described in this prospectus supplement through the underwriter named below. We have entered into an underwriting agreement with the underwriter and the selling stockholder. Subject to the terms and conditions of the underwriting agreement, the selling stockholder has, agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of Shares listed next to its name in the following table:
Name	Number of Shares
Morgan Stanley & Co. LLC	10,750,000
Total	10,750,000
The underwriter is committed to purchase all the Shares offered by the selling stockholder if they purchase any such Shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriter may also be increased or this offering may be terminated.
The underwriting fee is equal to the public offering price per Share less the amount paid by the underwriter to the selling stockholder per Share. The underwriting fee is $      per Share. The following table shows the per Share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholder. No underwriting discounts or commissions will be paid in respect of the Shares purchased by us.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling stockholder	$	$
The underwriter proposes to offer the Shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per Share under the public offering price. After the public offering of the Shares, the offering price and other selling terms may be changed by the underwriter.
The underwriter has an option to purchase up to 1,612,500 additional shares of Common Stock from the selling stockholder to cover sales of shares by the underwriter which exceed the number of shares specified in the table above. The underwriter has 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of Common Stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the Shares are being offered.
Subject to certain conditions, we have agreed to repurchase directly from the selling stockholder 2,750,000 shares of our Common Stock held by the selling stockholder as part of our existing stock repurchase program. The price per share to be paid by us in the Stock Repurchase will equal the price at which the underwriter will purchase the Shares from the selling stockholder in this offering. The completion of the Stock Repurchase is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase.
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      . We will pay all registration expenses in connection with this offering, and the selling stockholder will pay the underwriting discounts, selling commissions and stock transfer taxes of this offering. We have agreed to reimburse the underwriter for expense relating to clearance of this offering with the Financial Industry Regulatory Authority.
A prospectus in electronic format may be made available on the websites maintained by one or more underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares to underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.
We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
No Sales of Similar Securities
We and the selling stockholder have agreed that we and the selling stockholder will not, during the period beginning on the date of this prospectus supplement and ending on the date that is 60 days from the date of this prospectus supplement (the “Lock-Up Period”), without the prior written consent of the underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph do not apply to transfers of common stock:
(a)
transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b)
transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or charitable contribution or (ii) to any corporation, partnership, limited liability company, investment fund or other entity controlled or managed, or under common control or management by the selling stockholder; provided that each distributee or transferee will sign and deliver a lock-up letter and (ii) no filing under Section 16 of the Exchange Act is required or voluntarily made during the Lock-Up Period;

(c)
distributions or transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to general or limited partners, members or stockholders of the selling stockholder; provided that (i) each donee, distributee or transferee sill sign and deliver a lock up letter and (ii) no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the Lock-Up Period;

(d)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the selling stockholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement that no transfer of Common Stock may be made under such plan during the Lock-Up Period;

(e)
any pledge of, or other granting of a security interest in, Common Stock or any security convertible into Common Stock to one or more banks, financial or other lending institutions as collateral or security for or in connection with any margin loans, other loans, advances, extensions of credit or other indebtedness or obligations entered into by the selling stockholder or any of its direct or indirect subsidiaries and any transfers of such Common Stock or such other securities to the applicable lender(s) or other third parties upon or following foreclosure upon or enforcement of such Common Stock or such securities in accordance with the terms of the documentation governing such indebtedness or other obligation; provided that with respect to any pledge or other granting of a security interest set forth above after the date hereof, the applicable lender(s) shall be informed of the existence and contents of the lockup agreement before entering into any margin loan or other loans, advances or extensions of credit;
(f)
any transfer of the undersigned’s Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a change of control of the Company occurring after the consummation of this offering, that has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the terms of the lockup agreement; and

(g)
the Stock Repurchase.

Stabilization
In connection with this offering, the underwriter may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress. These stabilizing transactions may include making “naked” short sales of the Common Stock, which involves the sale by the underwriter of a greater number of shares of Common Stock than they are required to purchase in this offering, and purchasing shares of Common Stock on the open market to cover positions created by such short sales. A naked short position may be created if the underwriter is concerned that there may be downward pressure on the price of the Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, they will purchase shares in the open market to cover the position.
The underwriter has advised us that, pursuant to Regulation M under the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Common Stock, including the imposition of penalty bids or purchases of our Common Stock in the open market.
These activities may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock, and, as a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.
Certain Relationships
Certain of the underwriter and its affiliates has provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.
In addition, from time to time, certain of the underwriter and its respective affiliates may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account or the account of customers, and hold on behalf of themselves or their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us, and may do so in the future. The underwriter and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
General
Other than in the United States, no action has been taken by us, the selling stockholder or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time under the following exemptions from the UK Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
(c)   in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended (“FSMA”),

provided that no such offer of the shares shall require the Issuer or the underwriter to publish a prospectus pursuant to Section 85 of FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the United Kingdom who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock by a Non-U.S. Holder (as defined below) that holds our Common Stock as a capital asset (generally, property held for investment). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Regulations”), judicial decisions, administrative pronouncements, and other relevant applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).
This discussion does not address all U.S. federal income tax considerations that may be applicable to Non-U.S. Holders in light of their particular circumstances or Non-U.S. Holders subject to special treatment under U.S. federal income tax law, such as:
•
banks, insurance companies and other financial institutions;

•
dealers or traders in securities;

•
certain former citizens or residents of the United States;

•
persons that elect to mark their securities to market;

•
persons holding our Common Stock as part of a straddle, conversion, or other integrated transaction;

•
persons who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services;

•
controlled foreign corporations;

•
passive foreign investment companies; and

•
tax-exempt organizations.

In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax, or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the tax considerations to them of owning and disposing of our Common Stock in light of their particular circumstances.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Stock (other than an owner treated as a partnership for U.S. federal income tax purposes) and that, for U.S. federal income tax purposes, is not:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any political subdivision thereof;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. Persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the entity. Partners in a partnership should consult their tax advisors regarding the tax considerations of an investment in our Common Stock.
Distributions on Our Common Stock
If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our Common Stock, the distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of the distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a return of capital to the extent of the Non-U.S. holder’s adjusted tax basis in our Common Stock and then as gain from the disposition of our Common Stock, the tax treatment of which is discussed below under “— Sale, Exchange, or Other Disposition of Our Common Stock.”
The gross amount of dividends paid to a Non-U.S. Holder with respect to our Common Stock will generally be subject to withholding tax at a rate of 30% unless (i) the Non-U.S. Holder timely provides a duly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E certifying as to its eligibility for a lower rate of withholding under an applicable income tax treaty or (ii) the Non-U.S. Holder timely provides a duly completed and executed IRS Form W-8ECI certifying that the dividends are effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States). In the latter case, the Non-U.S. Holder will generally be subject to U.S. federal income tax with respect to such dividends on a net income basis in the same manner as if the Non-U.S. Holder were a United States person (as defined under the Code). A corporate Non-U.S. holder may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange, or Other Disposition of Our Common Stock
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange, or other disposition of our Common Stock unless:
•
such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case, the Non-U.S. Holder will generally be subject to U.S. federal income tax on the gain on a net income basis as if the Non-U.S. Holder were a United States person (as defined under the Code) and, in the case of a corporate Non-U.S. Holder, may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items;

•
the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, in which case the gain will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), which gain may be offset by certain U.S.-source capital losses, provided the Non-United States Holder has timely filed United States federal income tax returns with respect to such losses; or

•
we are or become a United States real property holding corporation (as defined in section 897(c) of the Code, a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, and either (i) our Common Stock is not regularly traded on an established securities market, or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, more than 5% of our Common Stock. We believe that we are not a USRPHC for U.S. federal income tax purposes and we do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC or that will not become a USRPHC in the future.

Information Reporting and Backup Withholding
Information reporting and, in certain circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Common Stock made within the United States or conducted through certain

United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
FATCA Withholding
Certain rules may require withholding at a rate of 30% on dividends in respect of our Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the IRS. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our Common Stock.
This discussion of U.S. federal income tax considerations is not intended to be, and should not be construed to be, tax advice. Each prospective investor should consult a tax advisor regarding the particular U.S. federal, state, local, and foreign tax considerations applicable to the ownership and disposition of our Common Stock in light of its particular circumstances.

LEGAL MATTERS
We have been represented by Allen & Overy LLP, New York, New York, with respect to legal matters of United States federal securities law and New York state law. Certain legal matters will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York. The selling stockholder has been represented by Kirkland & Ellis International LLP, London, United Kingdom.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K dated February 26, 2021 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Mobile Mini, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated in this prospectus supplement by reference to our Current Report on Form 8-K dated April 24, 2020, in reliance upon the report of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.
The audited historical consolidated financial statements of Modular Space Holdings, Inc. as of September 30, 2017 and for the period from March 3, 2017 to September 30, 2017 included on Exhibit 99.1 of our Current Report on Form 8-K/A dated September 17, 2018 and incorporated herein by reference have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Modular Space Holdings, Inc.’s joint prepackaged plan of reorganization and emergence from bankruptcy, as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
The audited historical consolidated financial statements of Modular Space Holdings, Inc. as of September 30, 2016 and for the period from October 1, 2016 to March 2, 2017, and for each of the two years in the period ended September 30, 2016 included on Exhibit 99.1 of our Current Report on Form 8-K/A dated September 17, 2018 and incorporated herein by reference have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Modular Space Holdings, Inc.’s joint prepackaged plan of reorganization and emergence from bankruptcy, as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Commission a registration statement on Form S-3, which includes exhibits and schedules, under the Securities Act with respect to the Common Stock offered pursuant to this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement because parts of the registration statement have been omitted as permitted by rules and regulations of the Commission. We refer you to the registration statement (including the accompanying prospectus) and its exhibits for further information about us and our securities. The Commission maintains a website at http://www.sec.gov that contains the registration statement and other reports, proxy and information statements and information that we will file electronically with the Commission.
We file annual, quarterly and current reports, proxy statements and other information with the Commission. We make these filings available on our website once they are filed with the Commission. Information on or connected to our website should not be considered part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein. In addition, we will provide electronic or paper copies of our filings free of charge upon request. You may read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330.

INFORMATION INCORPORATED BY REFERENCE
The rules of the Commission allow us to incorporate information into this prospectus supplement by reference. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the Commission will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering:
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our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on February 26, 2021;

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our Current Reports on Form 8-K or 8-K/A, as applicable (to the extent “filed” and not “furnished”), filed with the Commission on September 17, 2018 (only with respect to Exhibits 99.1 and 99.2 thereto), March 5, 2020, April 24, 2020 (only with respect to Exhibit 99.1 thereto which incorporates by reference Mobile Mini’s audited consolidated financial statements from its Annual Report on Form 10-K for the year ended December 31, 2019), July 1, 2020, July 1, 2020, August 10, 2020 (only with respect to Exhibit 99.1 thereto which incorporates by reference Mobile Mini’s unaudited consolidated financial statements for the quarter ended June 30, 2020) and March 1, 2021; and

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the description of our Common Stock, set forth under the section entitled “Description of Capital Stock of the Combined Company” contained in the joint proxy statement/prospectus included in our Registration Statement on Form S-4 (Registration No. 333-237746) filed with the Commission on April 17, 2020, as amended on May 1, 2020, and declared effective by the Commission on May 5, 2020.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the Commission through the Commission’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:
WillScot Mobile Mini Holdings Corp.
4646 E Van Buren Street
Suite 400
Phoenix, Arizona 85008
Attention: Investor Relations
Phone: (480) 894-6311
Our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.willscotmobilemini.com/investor-relations. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement or any registration statement of which it forms a part.

PROSPECTUS
WILLSCOT MOBILE MINI HOLDINGS CORP.
59,675,708 Shares of Common Stock
Offered, from time to time, by the Selling Stockholder
Sapphire Holding S.à.r.l. (the “Selling Stockholder” or “Sapphire Holding”) may offer and sell from time to time up to 59,675,708 shares of our common stock, par value $0.0001 per share (“Common Stock”), covered by this prospectus. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus. We will bear the cost of the registration of these shares.
Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell such shares. The Selling Stockholder may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. The Selling Stockholder will bear all fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the Selling Stockholder. We provide more information about how the Selling Stockholder may sell the shares of Common Stock covered by this prospectus in the section entitled “Plan of Distribution.” The Selling Stockholder may offer and sell the shares of Common Stock covered by this prospectus in amounts, at prices and on other terms to be determined at the time of the offering and as may be described in an accompanying prospectus supplement.
Each time the Selling Stockholder sells Common Stock, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the Common Stock being sold in that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.
Our Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WSC.” On February 26, 2021, the last reported sales price of our Common Stock was $27.73 per share.
Investing in our securities involves a high degree of risk. You should carefully consider the information discussed under the section entitled “Risk Factors” on page 5 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 1, 2021.

Neither we nor the Selling Stockholder has authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we prepare or authorize. We have not authorized any other person to provide you with different information. You should rely only on the information contained in or incorporated by reference into this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus (or the date of the document incorporated by reference into this prospectus). Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States, neither we nor the Selling Stockholder have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus, any prospectus supplement and any free writing prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder named in this prospectus may, from time to time, sell the shares of Common Stock described in this prospectus in one or more offerings. A prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. Each time the Selling Stockholder named in this prospectus sells shares of Common Stock under the registration statement of which this prospectus is a part, the Selling Stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
The Selling Stockholder may offer and sell shares of our Common Stock directly to purchasers, through agents selected by the Selling Stockholder, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of shares of our Common Stock offered hereby. See “Plan of Distribution.”
Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “the Company,” “we,” “our,” and “us” refer to WillScot Mobile Mini Holdings Corp. and its subsidiaries for all periods subsequent to the Merger (as defined herein) and refer to WillScot Corporation and its subsidiaries for all periods prior to the Merger.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall,” “outlook,” “guidance” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature and relate to expectations for future financial performance or business strategies or objectives.
Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions, we can give no assurance that any such forward-looking statement will materialize.
Important factors that may affect actual results or outcomes include, among others:
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our ability to successfully acquire and integrate new operations, including Mobile Mini (as defined below) and our conversion to its enterprise resource planning system, and to realize anticipated synergies from the Merger with Mobile Mini;

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operational, economic, political and regulatory risks;

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the effect of global or local economic conditions in the industries and markets in which the Company operates and any changes therein, including financial market conditions and levels of end market demand;

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the impact of the global pandemic related to COVID-19, including the financial condition of the Company’s customers and suppliers and employee health and safety;

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risks associated with cybersecurity and IT systems disruptions, including our ability to manage the business in the event a disaster shuts down our management information systems;

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effective management of our rental equipment;

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trade policies and changes in trade policies, including the imposition of tariffs, their enforcement and downstream consequences;

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our ability to effectively compete in the modular space, portable storage and tank and pump industries;

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our ability to effectively manage our credit risk, collect on our accounts receivable, and recover our rental equipment;

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our ability to effectively launch operations into new geographic markets and/or add other business unit operations in existing markets;

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the effect of changes in state building codes on our ability to remarket our buildings;

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foreign currency exchange rate exposure;

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fluctuations in interest rates and commodity prices;

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significant increases in raw material and labor costs;

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fluctuations in fuel costs or oil prices, a reduction in fuel supplies, or a sustained decline in oil prices;

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our reliance on third party manufacturers and suppliers;

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risks associated with labor relations, labor costs and labor disruptions;

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failure to retain key personnel;

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impairment of our goodwill, intangible assets and indefinite-life intangible assets;

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our ability to use our net operating loss carryforwards and other tax attributes;

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our ability to recognize deferred tax assets such as those related to our tax loss carryforwards and, as a result, utilize future tax savings;

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unanticipated changes in our tax obligations, the adoption of a new tax legislation, or exposure to additional income tax liabilities;

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various laws and regulations, including those governing government contracts, corruption and the environment;

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changes in the competitive environment of our customer base as a result of the global, national or local economic climate in which they operate and/or economic or financial disruptions to their industry;

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risks associated with operational measures designed to increase revenue while continuing to control operating costs;

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our ability to adequately protect our intellectual property and other proprietary rights that are material to our business;

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natural disasters and other business disruptions such as pandemics, fires, floods, hurricanes, earthquakes and terrorism;

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property, casualty or other losses not covered by our insurance;

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our ability to redeploy our units effectively should a significant number of our leased units be returned during a short period of time;

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our ability to close our unit sales transactions;

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our ability to maintain an effective system of internal controls and accurately report our financial results;

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public company requirements that may strain our resources and divert management’s attention;

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our ability to manage growth and execute our business plan;

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changes in the supply and price of new and used products we lease;

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unanticipated threats including market entry by a new competitor;

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rising costs adversely affecting our profitability; and

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other risks described in “Risk Factors” beginning on page 5 of this prospectus, and in the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus (our “Annual Report on Form 10-K”).

Our forward-looking statements speak only as of the date and time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INFORMATION ABOUT WILLSCOT MOBILE MINI HOLDINGS CORP.
This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”
The Company
Headquartered in Phoenix, Arizona, we are a market leader in the North America specialty rental services industry. We provide innovative turnkey modular space and portable storage solutions to diverse end markets utilizing a network of approximately 275 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.
With roots dating back more than 60 years, we lease modular space and portable storage units to customers in the commercial and industrial, construction, education, energy and natural resources, government, and other end markets. We offer our customers an extensive section of “Ready to Work” solutions. In addition to our Ready to Work solutions, we offer value-added products and services, such as the rental of steps, ramps, and furniture packages, damage waivers, and other amenities to improve the overall customer experience. These turnkey solutions offer customers flexible, low-cost, and timely solutions to meet their space needs on an outsourced basis.
On July 1, 2020, WillScot Corporation (“WillScot”) combined with Mobile Mini, Inc. (“Mobile Mini”) in a stock-for-stock merger with WillScot as the surviving company (the “Merger”) and WillScot changed its name to WillScot Mobile Mini Holdings Corp. WillScot Mobile Mini is the holding company for the Williams Scotsman and Mobile Mini family of companies. Immediately following the Merger, WillScot Mobile Mini filed an amended and restated certificate of incorporation, which reclassified all outstanding shares of WillScot Class A common stock and converted such shares into shares of common stock, par value $0.0001 per share, of WillScot Mobile Mini. The WillScot Class A common stock was listed on Nasdaq up until the Merger, and the WillScot Mobile Mini Common Stock has been listed on Nasdaq since the Merger.
As a result of the Merger, the Company operates in four reportable segments as follows: North America Modular Solutions, North America Storage Solutions, United Kingdom Storage Solutions, and Tank and Pump Solutions. The North America Modular Solutions segment (comprised of WillScot’s two reportable segments prior to the Merger, US Modular and Other North America Modular) aligns with the WillScot legacy business prior to the Merger, and the North America Storage Solutions, United Kingdom Storage Solutions, and Tank and Pump Solutions segments align with the Mobile Mini segments prior to the Merger.
Our Common Stock is traded on the Nasdaq Capital Market under the symbol “WSC.”
Executive Offices
Our principal executive offices are located at 4646 E Van Buren Street, Suite 400, Phoenix, Arizona 85008 and our phone number is (480) 894-6311. Our website address is www.willscotmobilemini.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in our Common Stock involves risks. Before you make a decision to buy shares of our Common Stock, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein, in the accompanying prospectus and in the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our Common Stock could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Relating to our Common Stock
The historical market price of our Common Stock has been volatile and the market price of our Common Stock may continue to be volatile and the value of your investment may decline.
The historical market price of our Common Stock has been volatile and the market price of our Common Stock may continue to be volatile moving forward. Volatility may cause wide fluctuations in the price of our Common Stock on Nasdaq. The market price of our Common Stock may be influenced by many factors, some of which are beyond our control, including those described in this “Risk Factors” section, factors described above under the heading “Cautionary Note Regarding Forward-Looking Statements;” the risk factors described in our Annual Report on Form 10-K and the following:
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changes in general conditions in the economy, geopolitical events or the financial markets;

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variations in our quarterly operating results;

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changes in financial estimates by securities analysts;

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our share repurchase or dividend policies;

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other developments affecting us, our industry, customers or competitors;

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changes in demand for our products or the prices we charge due to changes in economic conditions, competition or other factors;

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general economic conditions in the markets where we operate;

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the cyclical nature of our customers’ businesses and certain end markets that we service;

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rental rate changes in response to competitive factors;

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bankruptcy or insolvency of our customers, thereby reducing demand for our used units;

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seasonal rental patterns;

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acquisitions or divestitures and related costs;

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labor shortages, work stoppages or other labor difficulties;

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possible unrecorded liabilities of acquired companies;

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possible write-offs or exceptional charges due to changes in applicable accounting standards, goodwill impairment, or divestiture or impairment of assets;

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the operating and stock price performance of companies that investors deem comparable to us;

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the number of shares available for resale in the public markets under applicable securities laws; and

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the composition of our shareholder base.

Broad market fluctuations or any failure of our operating results in a particular quarter to meet market expectations may adversely affect the market price of shares of our Common Stock and the value of your investment. Occasionally, periods of volatility in the market price of a company’s securities may lead to the institution of securities class action litigation against a company. If we are subject to such volatility in the price of shares of our Common Stock, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management’s attention and resources, each of which would have a material adverse effect on our business and operating results and the market price of shares of Common Stock may decline.
Our largest stockholder may have the ability to influence our business and matters requiring approval by our stockholders.
Sapphire Holding, the Selling Stockholder, which is controlled by TDR Capital LLP (“TDR Capital”), beneficially owns approximately 27% of the issued and outstanding shares of our Common Stock (including unexercised warrants to purchase 2,425,000 additional shares of our Common Stock). Pursuant to a stockholders agreement entered into on July 1, 2020, by and among us and TDR Capital and certain of its affiliates, including Sapphire Holding, TDR Capital has the right to nominate two directors to our Board of Directors, for so long as TDR Capital beneficially owns at least 15% of our Common Stock and one director for so long as TDR Capital beneficially owns at least 5% of our Common Stock. Two directors nominated by Sapphire Holding currently serve on our Board of Directors. Sapphire Holding may have the ability to influence matters requiring approval by our stockholders, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, any proposed merger, consolidation or sale of all or substantially all of our assets and certain other corporate transactions. Sapphire Holding may have interests that are different from those of other stockholders.
In August 2018, Sapphire Holding pledged all of the shares of WillScot’s Class A Common Stock that it owned as security for a margin loan under which Sapphire Holding borrowed $125.0 million (the “Margin Loan”). The Margin Loan was scheduled to mature on August 23, 2020. On August 21, 2020, Sapphire Holding entered into an amended and restated margin loan agreement which, among other things, extends the maturity date of the Margin Loan to August 29, 2022. As of December 31, 2020, 59,725,558 shares of Common Stock are pledged to secure repayment of amounts outstanding under the Margin Loan. An event of default under the Margin Loan could result in the foreclosure on the pledged securities and the sale by the lender of the pledged securities in the open market, which could cause the market price of our Common Stock to decline. Such an event could also result in another stockholder beneficially owning a significant amount of our Common Stock. There can be no assurance that Sapphire Holding will be able to extend, repay or refinance the loan on terms acceptable to it or at all.
Sales of a significant number of shares of our Common Stock in the public markets, or the perception of the likelihood of such sales, could depress the market price of shares of our Common Stock.
Sales of a substantial number of shares of our Common Stock in the public markets and the availability of those shares for sale could adversely affect the market price of our Common Stock. Such sales, or the perception in the market that holders of a large number of shares intend to sell shares, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. Under our existing Amended and Restated Registration Rights Agreement, dated November 29, 2017 (the “2017 Registration Rights Agreement”) by and among the Company and the investors party thereto, including an affiliate of TDR Capital, certain of the Company’s founders and certain transferees thereof (the “Registration Rights Parties”), the Registration Rights Parties have the right to request an unlimited number of demands, customary shelf registration rights, subject to certain conditions, and piggyback registration rights with respect to registration statements filed by us. In connection with the closing of our acquisition of Modular Space Holdings, Inc. (“ModSpace”), we entered into a registration rights agreement dated July 26, 2018 by and among the Company and certain of the sellers of ModSpace (the “ModSpace Investors”) who received the Common Stock and warrants as part of the consideration for the ModSpace Acquisition (the “2018 Registration Rights Agreement”). The 2018 Registration Rights Agreement provides the ModSpace Investors with the right to request an unlimited number of demands at any time and customary shelf registration rights, subject to certain conditions. The Registration Rights Parties and the ModSpace Investors may request that we include such Common Stock in certain future registration statements or offerings of Common Stock by us. We cannot predict the effect that future sales of Common Stock or other equity-related securities would have on the market price of our Common Stock.

If securities or industry analysts cease to publish research, or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecasts of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.
We have not declared or paid dividends on our Common Stock.
As of the date of this prospectus, we have not declared or paid dividends on our Common Stock. Declaration or payments of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by our Board of Directors.

USE OF PROCEEDS
All of the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales.
The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder in disposing of the shares. We will bear all costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDER
This prospectus relates to the possible resale by the Selling Stockholder of up to 59,675,708 shares of Common Stock.
WillScot Mobile Mini was incorporated under the name Double Eagle Acquisition Corporation (“Double Eagle”) on June 26, 2015. Prior to November 29, 2017, Double Eagle was a Nasdaq-listed special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. On November 29, 2017, Double Eagle indirectly acquired Williams Scotsman International, Inc. from Algeco Scotsman Global S.à r.l., which is majority-owned by an investment fund managed by TDR Capital. As part of the transaction (the “2017 Business Combination”), Double Eagle domesticated to Delaware and changed its name to WillScot Corporation.
In connection with the 2017 Business Combination, we issued 43,568,901 shares of our Common Stock in a private placement to Sapphire Holding, and granted certain registration rights to Sapphire Holding in connection therewith. As partial consideration for the 2017 Business Combination, we issued 8,024,419 shares of our Class B common stock, par value $0.0001 per share (the “Class B common stock”), pursuant to a Stock Purchase Agreement, dated November 6, 2017, by and among Double Eagle, Williams Scotsman Holdings Corp. (“Holdings”), Algeco Scotsman Global S.à r.l. (“Algeco Global”) and the other sellers party thereto. On December 6, 2017, Algeco Global transferred the 8,024,419 shares of Class B common stock to Sapphire Holdings pursuant to an exchange agreement (the “Exchange Agreement”) in respect of the 2017 Business Combination stock consideration and granted certain registration rights in connection therewith. Pursuant to an agreement between Sapphire Holding and Gerard E. Holthaus, a member of our board of directors, Sapphire Holding transferred 300,000 of these shares of Common Stock to Gerard E. Holthaus. Sapphire Holding further received a total of 5,765,625 shares of our Common Stock upon release, on January 19, 2018 and August 1, 2018, of such shares from escrow pursuant to the terms of an earnout agreement entered into by and among us, Sapphire Holding, Double Eagle Acquisition LLC and Harry E. Sloan concurrent with the closing of the 2017 Business Combination and for which Sapphire Holdings was similarly granted certain registration rights.
On June 30, 2020, in connection with the Merger, Sapphire Holdings exchanged each of its shares of common stock, par value $0.0001, of Holdings, a direct subsidiary of the Company, pursuant to the Exchange Agreement, for 1.3261 shares of newly issued Class A common stock (the “Sapphire Exchange”). As a result of the Sapphire Exchange, all 8,024,419 issued and outstanding shares of our Class B common stock were automatically canceled for no consideration and the existing exchange agreement was automatically terminated. As a result of the Sapphire Exchange, Holdings became a wholly-owned subsidiary of WillScot. Sapphire Holdings received 10,641,182 shares of Class A common stock in the Sapphire Exchange, which Class A Common Stock were reclassified and converted into our Common Stock in the Merger, as described above.
On July 1, 2020, WillScot combined with Mobile Mini in a stock-for-stock merger with WillScot as the surviving company and WillScot changed its name to WillScot Mobile Mini Holdings Corp. Immediately following the Merger, WillScot Mobile Mini filed an amended and restated certificate of incorporation, which reclassified all outstanding shares of WillScot Class A common stock and converted such shares into shares of common stock, par value $0.0001 per share, of WillScot Mobile Mini.
As of the date of this prospectus, the Selling Stockholder beneficially owned approximately 27% of the issued and outstanding shares of our Common Stock (including unexercised warrants to purchase 2,425,000 additional shares of our Common Stock). Pursuant to a stockholders agreement entered into on July 1, 2020, by and among us and TDR Capital and certain of its affiliates, including the Selling Stockholder, TDR Capital has the right to nominate two directors to our Board of Directors, for so long as TDR Capital beneficially owns at least 15% of our Common Stock and one director for so long as TDR Capital beneficially owns at least 5% of our Common Stock. Two directors nominated by the selling stockholder currently serve on our Board of Directors.
The Selling Stockholder is electing to register for resale 59,675,708 shares of Common Stock by the registration statement of which this prospectus forms a part.

The Selling Stockholder may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interest in the shares of Common Stock after the date of this prospectus.
We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such shares of Common Stock. The Selling Stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.” In addition, the Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares and warrants registered on its behalf. The Selling Stockholder has represented to us that it is not a registered broker-dealer or affiliated with a registered broker-dealer.
The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholder for which we are registering the shares of Common Stock for resale to the public, and the number of shares that the Selling Stockholder may offer pursuant to this prospectus. All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholder named in this prospectus. The applicable percentage ownership is based on 229,046,278 shares of our Common Stock outstanding as of February 26, 2021. In calculating percentages of shares of Common Stock owned by the Selling Stockholder, we treated as outstanding the number of shares of Common Stock issuable upon exercise of the warrants held by the Selling Stockholder and did not assume exercise of any other holder’s warrants.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage Beneficially Owned Before the Offering	Shares of Common Stock to be Sold in the Offering	Percentage Beneficially Owned to be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
Sapphire Holding S.à r.l.(1)	62,150,558	27.1%	59,675,708	96.0%	2,474,850	1.1%

(1)
The business address of Sapphire Holding is 20, rue Eugène Ruppert, Luxembourg L-2453. As sole shareholder of Sapphire, TDR Capital II Holdings L.P. may be deemed the beneficial owner of the shares of Common Stock held by Sapphire Holding. As manager of TDR Capital II Holdings L.P., TDR Capital LLP may be deemed the beneficial owner of the shares of Common Stock held by Sapphire. As founding partners of TDR Capital LLP, Majit Dale and Stephen Robertson may be deemed the beneficial owner of the shares of Common Stock held by Sapphire Holding.

PLAN OF DISTRIBUTION
We are registering 59,675,708 shares of Common Stock for possible sale by the Selling Stockholder. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus. We are required to pay all fees and expenses incident to the registration of the shares of Common Stock to be offered and sold pursuant to this prospectus.
The shares of Common Stock beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Subject to the provisions of our Securities Trading Policy, the Selling Stockholder may sell its shares by one or more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the Nasdaq Capital Market;

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through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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to or through underwriters or broker-dealers;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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in privately negotiated transactions;

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in options transactions;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Subject to the provisions of our Securities Trading Policy, which is applicable to members of our Board of Directors and certain of their affiliates. in connection with distributions of the shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Stockholder. The Selling Stockholder may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Subject to the provisions of our Securities Trading Policy, as applicable, the Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in its entirety for a complete description of the rights and preferences of our securities.
General
The following is a description of our capital stock and certain provisions of our Certificate of Incorporation, our Second Amended and Restated Bylaws (the “Bylaws”), and certain provisions of applicable law. The following is only a summary and is qualified by applicable law, by the provisions of our Certificate of Incorporation and Bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part, and certain other documents pertaining to our capital stock and warrants specified below, which are filed as exhibits to our Annual Report on Form 10-K.
We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our Certificate of Incorporation and Bylaws. The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law (“DGCL”).
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes the issuance of 501,000,000 shares of capital stock, consisting of: (i) 500,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock.
Common Stock
This section describes the general terms and provisions of our Common Stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
The holders of shares of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters properly submitted to a vote of the stockholders of the Company. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders, provided, however that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any preferred designation) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any preferred designation) or pursuant to the DGCL.
Holders of Common Stock will be entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Upon liquidation, dissolution or winding-up of our Company, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets available for distribution, after the rights of the holders of any preferred stock have been satisfied. Our stockholders have no preemptive, subscription, redemption or conversion rights and there are no sinking fund or redemption provisions applicable to our Common Stock. Delaware law and our Bylaws permit us to issue uncertificated shares of Common Stock by resolution of the Board. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any series of preferred stock that the Company may designate and issue in the future.
Preferred Stock
This section describes the general terms and provisions of our preferred stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
Preferred stock may be issued from time to time in one or more series. Our Board can fix the rights, preferences and privileges applicable to the shares of each series and any of its qualifications, limitations or restrictions, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof. Our Board is authorized, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.
Our Board of Directors will fix the designations, voting powers, preferences and rights of each series of preferred stock, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under any applicable prospectus or prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to any applicable registration statement the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price per share;

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the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our Common Stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred stock;

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preemption rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Certificate of Incorporation if the amendment would change the par value or, unless the Certificate of Incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Warrants
We have outstanding warrants exercisable for Common Stock, consisting of: (i) warrants issued in a private placement in connection with our initial public offering, each exercisable for one-half of one share of Common Stock (the “2015 Private Warrants); and (ii) the warrants, each exercisable for one share of Common Stock issued in connection with our acquisition of ModSpace (the “ModSpace Warrants”). The 2015 Private Warrants were issued under a warrant agreement dated September 10, 2015, between Continental Stock Transfer & Trust Company, as warrant agent, and Double Eagle (the “2015 Warrant Agreement”). The ModSpace Warrants were issued under a warrant agreement dated August 15, 2018, between Continental Stock Transfer & Trust Company, as warrant agent, and us (the “ModSpace Warrant Agreement”).
Private Warrants
The founders of Double Eagle and our former independent directors purchased 19,500,000 2015 Private Warrants at a price of $0.50 per Private Warrant for an aggregate purchase price of $9,750,000 in a private placement that occurred simultaneously with Double Eagle’s initial public offering. The 2015 Private Warrants became exercisable on December 29, 2017 and expire five years after that date, or earlier upon redemption or liquidation. The 2015 Private Warrants are exercisable for one-half of one share of our Common Stock for and exercise price of $5.75 per half share, subject to adjustment, at any time So long as the Private Warrants are held by the initial stockholders or their permitted transferees, such warrants may be exercised on a cashless basis and will not be redeemable by us. If the Private Warrants are held by holders other than the initial stockholders or their permitted transferees, each 2015 Private Warrant will be redeemable by us. If redeemable by us, we may call the 2015 Private Warrants for redemption in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption to each warrant holder and if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.
The 2015 Private Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the 2015 Private Warrants. If, upon exercise of the 2015 Private Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the 2015 Private Warrant holder.
The 2015 Private Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their 2015 Private Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the 2015 Private Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
The 2015 Private Warrants were issued under the 2015 Warrant Agreement. You should review a copy of the 2015 Warrant Agreement, filed as an exhibit to our Annual Report on Form 10-K, for a complete description of the terms and conditions applicable to such warrants.

ModSpace Warrants
The ModSpace Warrants entitle the registered holder to purchase shares of Common Stock at an exercise price of $15.50 per share on a one to one basis, which may be adjusted in the event of an increase in the number of outstanding shares of Common Stock by share dividends (or a share split up or the payment of extraordinary dividends), a decrease in the number of shares of Common Stock by a consolidation, reverse split or similar transaction and in the in the event of certain reorganization transactions. Under the ModSpace Warrant Agreement, the ModSpace Warrants are not redeemable and may be replaced for replacement securities upon the occurrence of certain reorganization transactions of ours (other than those that would lead to an adjustment in the exercise price of the ModSpace Warrants). The ModSpace Warrants became exercisable on February 11, 2019, the 180th day after closing of the ModSpace Acquisition, and expire on November 29, 2022.
The ModSpace Warrants were issued under the ModSpace Warrant Agreement. You should review a copy of the ModSpace Warrant Agreement, filed as an exhibit to our Annual Report on Form 10-K, for a complete description of the terms and conditions applicable to such warrants.
Dividends
As of the date of this prospectus, we have not declared or paid dividends on our Common Stock. We have strong recurring cash flows, which gives us flexibility in how we allocate capital, and we review the appropriate mix of growth investments, debt reduction, and returns to shareholders on an ongoing basis. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by our Board of Directors.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws
We are subject to Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers.
Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:
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our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Certificate of Incorporation, Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Certificate of Incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at three or more annual meetings.
In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.
Our Bylaws provide that, except as otherwise required by law, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board, the Chairman of the Board, or the Chief Executive Officer of the Company, to be held at such date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting may be conducted at the special meetings. The ability of the stockholders to call a special meeting is specifically denied.
Our Bylaws also provide our Board with discretion in postponing stockholder meetings, including, within certain limits, special meetings of stockholders. Additionally, our chairman or Board (acting by resolution) may adjourn a stockholder meeting at any time prior to the transaction of business at such meeting, within certain limits. Our Bylaws also include additional procedures that apply to stockholder actions by written consent.
Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stockholders Rights Plan
The Company does not have a stockholder rights plan currently in effect.
Rule 144
Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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one percent (1%) of the total number of shares of common stock then outstanding; or

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the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Transfer Agent and Warrant Agent
The transfer agent, warrant agent and escrow agent for our Common Stock and warrants is Continental Stock Transfer & Trust Company.

Listing of Securities
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “WSC.” The 2015 Warrants were listed on Nasdaq under the symbol “WSCWW,” were removed from listing on Nasdaq on October 8, 2018, and currently trade on the OTC Markets Group Inc. under the symbol “WSCWW.” The ModSpace Warrants currently trade on the OTC Markets Group Inc. under the symbol “WSCTW.”

LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Allen & Overy LLP, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K dated February 26, 2021 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Mobile Mini, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated in this prospectus by reference to our Current Report on Form 8-K dated April 24, 2020 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.
The audited historical consolidated financial statements of Modular Space Holdings, Inc. as of September 30, 2017 and for the period from March 3, 2017 to September 30, 2017 (“Successor”) included on Exhibit 99.1 of WillScot Corporation’s Current Report on Form 8-K/A dated September 17, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Modular Space Holdings, Inc.’s joint prepackaged plan of reorganization and emergence from bankruptcy, as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
The audited historical consolidated financial statements of Modular Space Holdings, Inc. as of September 30, 2016 and for the period from October 1, 2016 to March 2, 2017, and for each of the two years in the period ended September 30, 2016 (“Predecessor”) included on Exhibit 99.1 of WillScot Corporation’s Current Report on Form 8-K/A dated September 17, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Modular Space Holdings, Inc.’s joint prepackaged plan of reorganization and emergence from bankruptcy, as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov. Our SEC filings are also available through our website at www.willscotmobilemini.com. Information on or connected to our website does not constitute a part of this prospectus.
We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.
DOCUMENTS INCORPORATED BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion or termination of the offering (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise included in, this prospectus):
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our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021;

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our Current Reports on Form 8-K or 8-K/A, as applicable (to the extent “filed” and not “furnished”), filed with the SEC on September 17, 2018 (only with respect to Exhibits 99.1 and 99.2 thereto), March 5, 2020, April 24, 2020 (only with respect to Exhibit 99.1 thereto which incorporates by reference Mobile Mini’s audited consolidated financial statements from its Annual Report on Form 10-K for the year ended December 31, 2019), July 1, 2020, July 1, 2020, August 10, 2020 (only with respect to Exhibit 99.1 thereto which incorporates by reference Mobile Mini’s unaudited consolidated financial statements for the quarter ended June 30, 2020) and March 1, 2021; and

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the description of our Common Stock, set forth under the section entitled “Description of Capital Stock of the Combined Company” contained in the joint proxy statement/prospectus included in our Registration Statement on Form S-4 (Registration No. 333-237746) filed with the SEC on April 17, 2020, as amended on May 1, 2020, and declared effective by the SEC on May 5, 2020.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

WillScot Mobile Mini Holdings Corp.
4646 E Van Buren Street
Suite 400
Phoenix, Arizona 85008
Attention: Investor Relations
Phone: (480) 894-6311
Our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.willscotmobilemini.com/investor-relations. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

COMMON STOCK
MORGAN STANLEY